EXHIBIT 99.3

HELEN OF TROY LIMITED

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On December 31, 2010, Helen of Troy Limited (the “Company”), Helen of Troy Texas Corporation, a Texas corporation and wholly-owned subsidiary of the Company (“Helen of Troy Texas”), KI Acquisition Corp., a New York corporation and wholly-owned subsidiary of Helen of Troy Texas (“Merger Sub”), Kaz, Inc. (“Kaz”), a New York corporation, and certain shareholders of Kaz completed the Merger transactions contemplated by an Agreement and Plan of Merger dated December 8, 2010 (the “Merger Agreement”), among the Company, Helen of Troy Texas, Merger Sub, Kaz and certain shareholders of Kaz (the “Merger”).  Upon the effectiveness of the Merger, Kaz became a wholly-owned indirect subsidiary of the Company as a result of the merger of Merger Sub with and into Kaz.

On December 30, 2010, in connection with the Merger, the Company and certain of its subsidiaries entered into:

•                  a Credit Agreement (the “2010 RCA”) with Bank of America, N.A. (“Bank of America”); and

•                  a Term Loan Credit Agreement with Bank of America (the “TLCA”).

The terms of these agreements were previously described in the Original Form 8-K under the heading “Revolving Line of Credit Agreement and Term Loan Credit Agreement” and is incorporated by reference herein.  The following table summarizes the initial sources of consideration paid for Kaz, subject to certain future adjustments, including an adjustment for estimated closing date working capital.

KAZ, INC - SOURCES OF CONSIDERATION PAID AT DECEMBER 31, 2010

(in thousands)
Cash	$73,238
Advances under the 2010 RCA	94,000
Loans under the TLCA	100,000
Total consideration paid	$267,238

The components of the Company’s estimated initial fair value allocation of the purchase price at closing consisted of the following:

FAIR VALUE ALLOCATION OF THE PURCHASE PRICE AT DECEMBER 31, 2010

(in thousands)

	Remaining Life (Years)	Fair Value
Fair value of net working capital		$27,793
Net fair value of tangible non-current assets and liabilites		5,402
Trademarks	Indefinite	77,850
Patents	8.4	14,150
Covenant not to compete	3.0	1,450
Customer relationships	8.0	38,300
Goodwill (not deductible for tax purposes)		102,293

Total consideration paid		$267,238

The table above presents fair values of the assets and liabilities acquired in connection with the Merger based upon preliminary estimates.  These estimates are subject to change during the measurement period (which may extend up to one year from the acquisition date) as certain working capital adjustments and asset valuations are finalized.

On January 12, 2011, the Company and certain of its subsidiaries entered into a Note Purchase Agreement which provided for the issuance and sale of $100 million aggregate principal amount of 3.90% Senior Notes of Helen of Troy, L.P. (the “borrower”), due January 12, 2018 (the “Notes”). The borrower’s obligations under the Notes are unsecured, and all obligations under the Note Purchase Agreement and the Notes were unconditionally guaranteed by the Company and certain of the Company’s subsidiaries.  The issuance and sale of the Notes was completed on January 12, 2011.  The Company used the proceeds of the Notes to repay all outstanding borrowings under the TLCA.

The Notes bear interest, payable semi-annually, at a rate of 3.90% per annum. Interest on the Notes is payable in cash semi-annually in  arrears on January 12 and July 12 of each year, and the first interest payment is due on July 12, 2011. Principal payments of $20 million (or, if applicable, such lesser principal amount then outstanding) are due on January 12, 2014 and each anniversary thereafter through January 12, 2017, with the remaining outstanding balance due at maturity. The borrower may redeem the Notes, in whole or in part, at any time, at a price equal to 100% of their principal amount, plus accrued and unpaid interest and a “make-whole” premium. The Notes and the Note Purchase Agreement also contain customary events of default, including failure to pay principal or interest on the Notes when due, among others. Upon an event of default under the Note Purchase Agreement or the Notes, the holders may, among other things, accelerate the maturity of any amounts outstanding under the Notes.

The Note Purchase Agreement also requires the maintenance of certain financial covenants, including a maximum Leverage Ratio (as that term is defined in the Note Purchase Agreement), a minimum Interest Coverage Ratio (as defined in the Note Purchase Agreement), and a minimum Consolidated Net Worth (as defined in the Note Purchase Agreement). Additionally, the Note Purchase Agreement contains other customary covenants, including, among other things, covenants restricting the Company, except under certain conditions set forth therein, from (1) incurring debt, (2) incurring liens on any of its properties, (3) making certain types of investments and (4) selling certain assets or making other fundamental changes relating to mergers and consolidations.

The unaudited combined pro forma financial information was prepared using the basis of presentation as described under Note 1, which accompanies the information.  The following unaudited pro forma condensed combined balance sheet has been prepared as if the above transactions had taken place on November 30, 2010.  The accompanying unaudited pro forma condensed combined statement of operations for the year ended February 28, 2010 was prepared as if the Merger had taken place on March 1, 2009.  The accompanying unaudited pro forma condensed combined statement of operations for the nine months ended November 30, 2010 was also prepared as if the Merger had taken place on March 1, 2009. The statements are intended to show the impact we believe the acquisition of Kaz would have had on the last full fiscal year of operations and through the latest reported fiscal quarter’s operations, had Kaz been operating as one of our business segments during these periods.  The unaudited pro forma condensed combined financial statements have been prepared using certain assumptions that management believes are reasonable as disclosed below in the accompanying footnotes and also include certain reclassifications which have been made in order to conform Kaz’s historical results to the Company’s presentation.  Management believes that all material differences between the significant accounting policies of Kaz and those of the Company have been appropriately reflected in the accompanying adjustments.  The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and/or cost savings that the Company may achieve, or any additional expenses that it may incur, with respect to the integration of the merged companies. Additionally, the pro forma statements of operations do not include non-recurring charges or credits and the related tax effects which result directly from the transaction.  The unaudited pro forma condensed combined financial statements presented herein are shown for illustrative purposes only and are not necessarily indicative of the financial position or future results of operations of the Company, or of our financial position or results of operations that would have actually occurred had the acquisition been in effect as of the date or for the periods presented.  Further, interim results are not necessarily indicative of results to be realized for a full year due to the effects of seasonality and other factors.

These unaudited pro forma condensed combined statements of operations use historical information derived from the audited financial statements and related notes thereto included in the Company’s Form 10-K for the fiscal year ended February 28, 2010, and from the unaudited financial statements and related notes thereto contained in the Company’s Form 10-Q for the fiscal quarter ended November 30, 2010.  The pro forma condensed combined statements of operations also use Kaz’s historical information derived from the accompanying audited financial statements of Kaz, Inc. and Subsidiaries and related notes thereto for the fiscal year ended April 30, 2010 and the accompanying unaudited condensed consolidated financial statements of Kaz, Inc. and Subsidiaries and related notes thereto as of October 29, 2010 and April 30, 2010 and for the six months ended October 29, 2010 and October 23, 2009.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the consolidated financial statements and the notes included in the Company’s latest annual report on Form 10-K for the fiscal year ended February 28, 2010, and our other reports on file with the Securities and Exchange Commission (“SEC”).

HELEN OF TROY LIMITED AND SUBSIDIARIES

Pro Forma Condensed Combined Balance Sheet as of November 30, 2010 (unaudited)

(in thousands, except shares and par value)

	Historical
	Helen of Troy	Kaz, Inc.	Pro Forma	Note 2	Pro Forma
	November 30, 2010	October 29, 2010	Adjustments	Reference	Combined

Assets
Assets, current:
Cash and cash equivalents	$70,623	$12,167	$(73,238)	(4)	$6,473
			(3,079)	(2)
Derivative assets, current	556	—			556
Receivables - principally trade, less allowances	152,414	46,315	40,264	(1)	238,993
Inventory, net	152,312	58,834			211,146
Prepaid expenses	4,337	5,800	(2,200)	(1)	7,937
Income taxes receivable	1,618	3,775	(3,775)	(3)	1,618
Deferred tax assets, net	11,936	48	6,433	(3)	18,417
Total assets, current	393,796	126,939	(35,595)		485,140

Property and equipment, net of accumulated depreciation	78,991	6,503	(3,541)	(2)	81,953
Goodwill	201,542	3,147	2,297	(2)	318,093
			111,107	(3)
Other intangible assets, net of accumulated amortization	218,417	11,634	120,116	(3)	350,167
Deferred tax assets, net	—	311	15,118	(3)	15,429
Other assets, net of accumulated amortization	30,688	2,616	1,244	(2)	37,451
			(933)	(3)
			3,836	(4)
Total assets	$923,434	$151,150	$213,649		$1,288,233

Liabilities and Stockholders’ Equity
Liabilities, current:
Accounts payable, principally trade	$39,210	$51,112			$90,322
Revolving line of credit	—	—	$94,000	(4)	94,000
Accrued expenses and other current liabilities	82,068	27,275	38,064	(1)	151,332
			3,925	(4)
Deferred tax liabilities, net	—	745	2,447	(3)	3,192
Long-term debt, current maturities	53,000	205	(205)	(2)	53,000
Total liabilities, current	174,278	79,337	138,231		391,846

Other liabilities, noncurrent	4,825	1,901	(105)	(3)	6,621
Deferred tax liabilities, net	1,441	733	44,791	(3)	46,965
Long-term debt, excluding current maturities	78,000	2,874	(2,874)	(2)	178,000
			100,000	(4)
Liability for uncertain tax positions	1,326	—			1,326
Stock compensation and warrant liabilities	—	33,897	(33,897)	(3)	—
Derivative liabilities, noncurrent	7,621	3,701	(3,701)	(3)	7,621
Total liabilities	267,491	122,443	242,445		632,379

Commitments and contingencies

Redeemable convertible preferred stock	—	51,319	(51,319)	(3)	—

Stockholders’ equity:
Preferred stock	—				—
Common stock	3,065	118	(118)	(3)	3,065
Additional paid in capital	125,393	20	(20)	(3)	125,393
Accumulated other comprehensive loss	(8,446)	11,840	(11,840)	(3)	(8,446)
Retained earnings (deficit)	535,931	(34,590)	34,590	(3)	535,842
			(89)	(4)
Total stockholders’ equity	655,943	(22,612)	22,523		655,854
Total liabilities and stockholders’ equity	$923,434	$151,150	$213,649		$1,288,233

See accompanying notes to unaudited pro forma condensed combined financial statements.

HELEN OF TROY LIMITED AND SUBSIDIARIES

Pro Forma Condensed Combined Statement of Operations for the year ended February 28, 2010 (unaudited)

(in thousands, except per share data)

	Historical
	Helen of Troy	Kaz, Inc.	Pro Forma	Note 4	Pro Forma
	February 28, 2010	April 30, 2010	Adjustments	Reference	Combined

Sales revenue, net	$647,626	$422,724	$—		$1,070,350
Cost of goods sold	368,470	287,348	(169)	(1)	655,649
Gross profit	279,156	135,376	169		414,701

Selling, general and administrative expense	188,887	125,097	(104)	(1)	318,682
			4,802	(2)
Operating income before asset impairment and restructuring	90,269	10,279	(4,529)		96,019

Asset impairment and restructuring	900	5,836	—		6,736
Operating income	89,369	4,443	(4,529)		89,283

Nonoperating income (expense), net	1,046	(1,971)			(925)
Interest expense	(10,310)	(5,012)	(718)	(3)	(16,794)
			(5,766)	(4)
			5,012	(5)
Income (loss) before income taxes	80,105	(2,540)	(6,001)		71,564

Income tax expense (benefit)	8,288	1,532	(3,335)	(6)	6,485

Net income (loss)	$71,817	$(4,072)	$(2,666)		$65,079

Earnings per share:
Basic	$2.38				$2.15
Diluted	$2.32				$2.10

Weighted average shares of common stock used in computing net earnings per share:
Basic	30,217				30,217
Diluted	30,921				30,921

See accompanying notes to unaudited pro forma condensed combined financial statements.

HELEN OF TROY LIMITED AND SUBSIDIARIES

Pro Forma Condensed Combined Statement of Operations for the nine months ended November 30, 2010 (unaudited)

(in thousands, except per share data)

	Historical
	Helen of Troy	Kaz, Inc.	Pro Forma	Note 5	Pro Forma
	November 30, 2010	October 29, 2010	Adjustments	Reference	Combined

Sales revenue, net	$539,977	$308,196	$—		$848,173
Cost of goods sold	294,529	210,992	(96)	(1)	505,425
Gross profit	245,448	97,204	96		342,748

Selling, general and administrative expense	163,020	102,066	(79)	(1)	268,214
			3,207	(2)
Operating income before asset impairment and restructuring	82,428	(4,862)	(3,032)		74,534

Asset impairment and restructuring	501	5,836	—		6,337
Operating income	81,927	(10,698)	(3,032)		68,197

Nonoperating income (expense), net	490	(307)			183
Interest expense	(6,377)	(2,865)	(501)	(3)	(10,194)
			(3,316)	(4)
			2,865	(5)
Income (loss) before income taxes	76,040	(13,870)	(3,984)		58,186

Income tax expense (benefit)	7,117	1,323	(2,316)	(6)	6,124

Net income (loss)	$68,923	$(15,193)	$(1,668)		$52,062

Earnings per share:
Basic	$2.25				$1.70
Diluted	$2.20				$1.66

Weighted average shares of common stock used in computing net earnings per share:
Basic	30,640				30,640
Diluted	31,293				31,293

See accompanying notes to unaudited pro forma condensed combined financial statements.

HELEN OF TROY LIMITED AND SUBSIDIARIES

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (unaudited)

Note 1— Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated financial information was prepared based on the historical financial statements of Helen of Troy Limited and its Subsidiaries and Kaz Inc. and its Subsidiaries. On December 31, 2010, the Company acquired Kaz in accordance with the Merger Agreement. As a result of the Merger, Kaz became a wholly-owned indirect subsidiary of the Company.

The unaudited pro forma condensed combined balance sheet has been prepared as if the Merger and certain related financing transactions had taken place on November 30, 2010. The unaudited pro forma combined condensed statement of operations for the year ended February 28, 2010 was prepared as if the Merger had taken place on March 1, 2009.  The unaudited pro forma condensed combined statement of operations for the nine months ended November 30, 2010 was also prepared as if the Merger had taken place on March 1, 2009.

The unaudited pro forma condensed consolidated financial information was prepared using Kaz’s audited consolidated statement of operations and for the fiscal year ended April 30, 2010 and Kaz’s unaudited condensed consolidated statement of operations and balance sheet as of and for the six months ended October 29, 2010.  These represent the most proximate corresponding fiscal periods to those presented for Helen of Troy Limited and its Subsidiaries.

Prior to the Merger, Kaz’s most recent fiscal year ended on April 30, 2010.  Kaz’s most recent available unaudited interim financial statements prior to the Merger were for the six months ended October 29, 2010.  In order to present a pro forma statement of operations for a comparable period to that of the Company, it was necessary to combine Kaz’s unaudited results of operations for the six months ended October 29, 2010 with their unaudited results of operations for the three months ended April 30, 2010.  Accordingly, the accompanying pro forma statements of operations present results for overlapping periods.  Note 3 contains a schedule showing how an unaudited condensed combined statement of operations for Kaz for the three months ended April 30, 2010 ( the “overlap period”) was combined with the unaudited condensed combined statement of operations for the six months ended October 29, 2010 to produce operating results for the nine months then ended.

The accompanying unaudited pro forma condensed combined financial statements were prepared in accordance with the acquisition method of accounting under which the total purchase price will be allocated to Kaz’s net tangible and intangible assets based on their estimated fair values as of the closing date of the Merger. The excess of the purchase price over the net tangible and intangible assets will be recorded as goodwill.  Acquisition-related transaction costs (i.e., advisory, legal, valuation and other professional fees) are not included as a component of consideration transferred, but are accounted for as expenses in the periods in which the costs are incurred.  In accordance with SEC rules, acquisition-related transaction costs incurred by Company have been excluded from the pro forma consolidated statements of operations for the year ended February 28, 2010.  We have estimated the fair value of the assets acquired and liabilities assumed on a preliminary basis using available information.  These estimates are subject to change during the measurement period (which may extend up to one year from the acquisition date) as certain working capital adjustments and the valuations are finalized.

The unaudited pro forma condensed combined financial statements have been prepared using certain assumptions that management believes are reasonable as disclosed below in the accompanying footnotes and also include certain reclassifications which have been made in order to conform Kaz’s historical results to the Company’s presentation.  Management believes that all material differences between the significant accounting policies of Kaz and those of the Company have been appropriately reflected in the accompanying adjustments.  The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and/or cost savings that the Company may achieve, or any additional expenses that it may incur, with respect to the integration of the merged companies.  Additionally, the pro forma statement of operations do not include non-recurring charges or credits and the related tax effects which result directly from the transaction.

Note 2 — Adjustments to the Pro Forma Condensed Combined Balance Sheet

(1)                                 Adjustment to reclassify to accrued expenses certain allowances for defective products, customer incentives, discounts and advertising allowances which Kaz classified as contra-receivables, and to reclassify to receivables certain miscellaneous receivables which Kaz classified as other current assets.  These adjustments were made in order to conform Kaz’s reported amounts with the Company’s accounting policies for presenting these items.

(2)                                 In connection with the Merger Agreement, the Company took possession of a building in Hudson, New York having an estimated fair value of $2.08 million, for which the former shareholders of Kaz have the right to seek a purchaser and cause a sale for up to one year after the Merger.  If the building is not sold within one year, all rights of ownership remain with the Company.  Concurrent with the Merger, the former shareholders paid off $3.08 million of long-term debt which had been secured by the building.  In the event of  a sale of the building by the former shareholders, the Company would be entitled to receive reimbursement out of the sale proceeds for certain property maintenance and carrying costs, currently estimated at $0.24 million plus $1.00 million.  Any remaining proceeds would be paid to the former shareholders.  Management believes that a sale within one year is likely.  This pro forma adjustment reclassifies the building as a long-lived asset held for sale reflecting its new value in the balance sheet line entitled “Other assets, net of accumulated amortization”, recording the asset at an estimated fair value of $1.24 million.

(3)                                 Adjustment to recognize the fair values of the assets and liabilities acquired in connection with the Merger based upon preliminary estimates.  These estimates are subject to change during the measurement period (which may extend up to one year from the acquisition date) as certain working capital adjustments and the valuations are finalized.  The following items were adjusted:

•                  We removed Kaz’s 3.78 million of income taxes receivable, which is payable to former shareholders pursuant to the Merger agreement.

•                  We recorded adjustments to reflect the provisional amounts for the Company’s preliminary valuation of deferred tax assets and liabilities of the acquired business.

•                  We recorded $53.90 million of purchase price allocated to assets having definite useful lives (primarily customer lists, patents and patent rights) that are subject to straight-line amortization over a weighted average useful life of 7.97 years, and approximately $77.85 million of purchase price allocated to various trademarks which have indefinite lives and thus are not subject to amortization.  These identifiable intangible assets will also be reviewed for impairment at least annually.

•                  We recorded additional goodwill arising from the transaction.  Goodwill is not amortized for book purposes nor deductible for tax purposes but will be reviewed for impairment at least annually.

•                  We removed $0.93 million of other assets and $0.11 million of other liabilities which did not transfer in the Merger.

•                  We removed $33.90 million of stock compensation and warrant liabilities, $3.70 million of derivative liabilities and $51.32 million of redeemable convertible preferred stock.  These liabilities were liquidated as a result of the Merger transaction.

•                  We eliminated Kaz’s stockholder’s equity.

(4)                                 Adjustment to record the payment to Kaz shareholders of $73.24 million in cash, acquisition related financing transactions as described on pages 38 and 39, and deferred finance fees incurred in connection with the transaction of $3.93 million.

Note 3 — Pro Forma Condensed Combined Statement of Operations for the three months ended April 30, 2010.

The unaudited pro forma condensed combined statement of operations for the year ended February 28, 2010 was prepared as if the Merger had taken place on March 1, 2009.  The unaudited pro forma condensed combined statement of operations for the nine months ended November 30, 2010 was also prepared as if the Merger had taken place on March 1, 2009. The statements are intended to show the impact we believe the acquisition of Kaz would have had on the last full fiscal year of operations and through the latest reported fiscal quarter’s operations, had Kaz been operating as one of our business segments during these periods.

Prior to the Merger, Kaz’s most recent fiscal year ended on April 30, 2010.  Kaz’s most recent available unaudited interim financial statements prior to the Merger were for the six months ended October 29, 2010.  In order to present pro forma statements of operations for a comparable period to that of the Company, it was necessary to combine Kaz’s unaudited results of operations for the six months ended October 29, 2010 with their unaudited results of operations for the three months ended April 30, 2010.  Accordingly, these pro forma statements of operations present results for overlapping periods.  The following schedule shows how the overlap period was combined with the unaudited condensed combined statement of operations for the six months ended October 29, 2010 to produce operating results for the nine months then ended.

Kaz, Inc.

Pro Forma Condensed Combined Statement of Operations for the nine months ended October 29, 2010 (unaudited)

(in thousands, except per share data)

	Historical
	Six Months	Three Months	Pro Forma
	October 29, 2010	April 30, 2010	Combined

Sales revenue, net	$215,476	$92,720	$308,196
Cost of goods sold	148,250	62,742	210,992
Gross profit	67,226	29,978	97,204

Selling, general and administrative expense	67,125	34,941	102,066
Operating income before asset impairment and restructuring	101	(4,963)	(4,862)

Asset impairment and restructuring	—	5,836	5,836
Operating income	101	(10,799)	(10,698)

Nonoperating income (expense), net	2,111	(2,418)	(307)
Interest expense	(675)	(2,190)	(2,865)
Income (loss) before income taxes	1,537	(15,407)	(13,870)

Income tax expense (benefit)	1,350	(27)	1,323

Net loss	$187	$(15,380)	$(15,193)

Note 4 — Adjustments to Pro Forma Condensed Combined Statement of Operations for the year ended February 28, 2010

(1)                                 Adjustment to remove $0.27 million of depreciation expense on Hudson, New York building classified as a long lived asset held for sale upon the acquisition of Kaz.

(2)                                 Adjustment to remove $2.15 million of amortization on definite lived intangibles originally recorded by Kaz in its financial statements and to record $6.95 million of amortization related to the new basis of definite lived intangible assets recorded in the Merger with Kaz.

(3)                                 Adjustment to record $0.72 million of amortization of deferred finance costs associated with the acquisition financing.

(4)                                 Adjustment to record interest expense on the Kaz related debt of $1.64 million on 2010 RCA, $0.23 million on the TLCA, and $3.90 million on the 3.90% Senior Notes.  The interest expense computed on the 2010 RCA assumes that cash flow from operations is sufficient to pay down the initial balance $94.00 million balance to $7.5 million by the end of the first fiscal year of operations.  The interest expense computed on the TLCA assumes a payoff two weeks after the loan was drawn.

(5)                                 Adjustment to remove $5.01 million of net interest expense on Kaz obligations that would have been paid off upon the Merger.

(6)                                 Adjustment to record the tax impact of certain pro forma adjustments at appropriate marginal tax rates, and the tax impacts arising from changes in valuation allowances as a result of the Merger.  The adjustment reflects the unique circumstances that would have existed if the Company had acquired and operated Kaz as a subsidiary during the period presented.  We believe the pro forma effective tax rate for the combined entity is not necessarily indicative of effective tax rates that will be realized in future operations.

Note 5 — Adjustments to Pro Forma Condensed Combined Statement of Operations for the nine months ended November 30, 2010

(1)                                 Adjustment to remove $0.18 million of depreciation expense on Hudson, New York building classified as a long-lived asset held for sale upon the acquisition of Kaz.

(2)                                 Adjustment to remove $2.01 million of amortization on definite lived intangibles originally recorded by Kaz in its financial statements and to record $5.22 million of amortization related to the new basis of definite lived intangible assets recorded in the Merger with Kaz.

(3)                                 Adjustment to record $0.50 million of amortization of deferred finance costs associated with the acquisition financing.

(4)                                 Adjustment to record interest expense on the Kaz related debt of $0.39 million on 2010 RCA and $2.93 million on the 3.90% Senior Notes.  The interest expense computed on the 2010 RCA assumes that cash flow from operations is sufficient to pay off the opening balance at the beginning of the fiscal period within the first three months of ensuing operations.

(5)                                 Adjustment to remove $2.87 million of net interest expense on Kaz obligations that would have been paid off upon the Merger.

(6)                                 Adjustment to record the tax impact of certain pro forma adjustments at appropriate marginal tax rates, and the tax impacts arising from changes in valuation allowances as a result of the Merger.  The adjustment reflects the unique circumstances that would have existed if the Company had operated Kaz as a subsidiary during the period presented.  We believe the pro forma effective tax rate for the combined entity is not necessarily indicative of effective tax rates that will be realized in future operations.